SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 32 TO

                      REGISTRATION STATEMENT NUMBER 2-95577

                  American Express Flexible Savings Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50606 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 32 TO
                       REGISTRATION STATEMENT NO. 2-95577

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                        American Express(R) Certificates

                            Prospectus April 27, 2005

American Express Cash Reserve Certificate

Earn attractive rates with ready access to your cash reserves.


You may:


o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

o  Earn a fixed rate of interest declared every three months.

o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

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American Express Flexible Savings Certificate

Earn competitive rates guaranteed by American Express Certificate Company for the term you choose.


You may:


o  Purchase this certificate in any amount from $1,000 through $1 million.

o  Select a term of six, 12, 18, 24, 30 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.


Purchases through some distribution channels and recipients of promotional coupons may be eligible for special rates. See "Initial Interest Rates for American Express Flexible Savings Certificate" as well as "Rates for New Purchases" under "About the Certificate."


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American Express Installment Certificate

Earn attractive rates while you build your savings.


You may:


o Purchase this certificate with monthly investments in any amount from $50 through $5,000.

o  Earn a fixed rate of interest declared every three months.

o Receive bonus interest payments if you make regular investments for specified periods.

o  Keep your certificate for up to 10 years from its issue date.

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American Express Market Strategy Certificate

Potential for stock market growth with safety of principal.


You may:


o  Purchase this certificate in any amount from $1,000 through $1 million.

o Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

o Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between __% and __%, for a 52-week term.


o Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.


o  Keep your certificate for up to 20 years from its issue date.


Purchasers of these certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial Interest and Participation Rates for American Express Market Strategy Certificate," as well as "Maximum Return" in "Interest" under "About the Certificate."


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American Express Preferred Investors Certificate

Combines a competitive fixed rate of return with principal guaranteed by American Express Certificate Company.


You may:


o  Purchase this certificate in any amount from $250,000 through $5 million.

o  Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

American Express  Stock Market Certificate

Potential for stock market growth with safety of principal.


You may:


o  Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between __% and __%, for a 52-week term.


o Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.

o  Keep your certificate for up to 14 successive terms.

Purchasers of these certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial Interest and Participation Rates for American Express Stock Market Certificate," as well as "Maximum Return" in "Interest" under "About the Certificate."

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Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

American Express Certificates are backed solely by the assets of American Express Certificate Company. For American Express Market Strategy Certificate and American Express Stock Market Certificate to the extent your product interest is linked to the S&P 500 Index, you might earn no interest. See "Risk Factors."

The distributor is not required to sell any specific amount of certificates.


Issuer: American Express Certificate Company, 70100 AXP Financial Center, Minneapolis, MN 55474, (800) 862-7919 (toll free)

Distributor: American Express Financial Advisors Inc.

Initial Interest Rates for American Express Cash Reserve Certificate


American Express Certificate Company (AECC) guarantees a fixed interest rate for each three-month period during the life of the certificate. For your initial term, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the U.S. 90-day Treasury Bill rate. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:

Investment amount            Interest rate*      Effective annualized yield**
$50 to $9,999                     ____%                      ____%
$10,000 to $24,999                ____%                      ____%
$25,000 or more                   ____%                      ____%


  * Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

 **  Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

Initial Interest Rates for American Express Flexible Savings Certificate


AECC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificate of deposit interest rates, published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:

Term                         Interest rate*      Effective annualized yield**
6 month                           ___%                       ___%
12 month                          ___%                       ___%
18 month                          ___%                       ___%
24 month                          ___%                       ___%
30 month                          ___%                       ___%
36 month                          ___%                       ___%


  * These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for New Purchases" and "Promotions and Pricing Flexibility" under "About the Certificate."

 **  Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of AECC and may also differ from the rates shown here. Recipients of promotional coupons may be eligible for special rates. See "Rates for New Purchases" under "About the Certificate" for more explanation.

Initial Interest Rates for American Express Installment Certificate

AECC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.


Here are the interest rates in effect on April 27, 2005:

Interest rate                                                 __%
Effective annualized yield*                                   __%


  *  Assuming monthly compounding.

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2p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

Initial Interest and Participation Rates for American Express Market Strategy Certificate


AECC guarantees your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 27, 2005:


Fixed interest:

Currently _____%

Participation terms:

Maximum return           Market participation percentage     Minimum interest
        __%                          100% (full)                   None
        __%                           25% (partial)                ___%


These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation. For your first term, your maximum return will be between __.__% and __.__%. Rates for future terms are set at the discretion of AECC and may differ from the rates shown here.


Initial Interest Rates for American Express Preferred Investors Certificate

AECC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect on April 27, 2005:

Term                         Interest rate*      Effective annualized yield**
1 month                           ___%                       ___%
2 month                           ___%                       ___%
3 month                           ___%                       ___%
6 month                           ___%                       ___%
12 month                          ___%                       ___%
24 month                          ___%                       ___%
36 month                          ___%                       ___%


  * These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for New Purchases" and "Promotions and Pricing Flexibility" under "About the Certificate."

 ** Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

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3p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Initial Interest and Participation Rates for American Express Stock Market Certificate


AECC guarantees your principal. The interest on your certificate is linked to stock market performance as measured by the S&P 500 Index. See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 27, 2005:


Maximum return           Market participation percentage     Minimum interest
        __%                          100% (full)                   None
        __%                           25% (partial)                ___%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be between ___% and ___%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be between ___% and ___%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

AECC may offer different rates, maximum returns, market participation percentages and minimum interest rates for different distribution channels or in other circumstances. For more information call (800) 862-7919 and see "Promotions and Pricing Flexibility" under "About the Certificates."

Risk Factors

You should consider the following when investing in American Express
Certificates:

These certificates are backed solely by the assets of AECC. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

To the extent you link your interest to the S&P 500 Index when you invest in American Express Market Strategy Certificate and American Express Stock Market Certificate, you might earn no interest. If you choose to link all of your returns on these certificates to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."

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4p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Table of Contents


Initial Interest Rates
   for American Express Cash Reserve Certificate               2p

Initial Interest Rates
   for American Express Flexible Savings Certificate           2p

Initial Interest Rates
   for American Express Installment Certificate                2p

Initial Interest and Participation Rates
   for American Express Market Strategy Certificate            3p

Initial Interest Rates
   for American Express Preferred Investors Certificate        3p

Initial Interest and Participation Rates
   for American Express Stock Market Certificate               4p

Risk Factors                                                   4p

American Express Cash Reserve Certificate                      7p

   About the Certificate                                       7p
   Read and Keep This Prospectus                               7p
   Investment Amounts and Terms                                7p
   Face Amount and Principal                                   7p
   Value at Maturity                                           7p
   Receiving Cash During the Term                              7p
   Interest                                                    7p
   Rates for New Purchases                                     8p
   Promotions and Pricing Flexibility                          8p

   How to Invest and Withdraw Funds                            9p
   Buying Your Certificate                                     9p
   Bonus Payment                                              10p
   Additional Investments                                     10p
   How to Make Investments                                    11p
   Full and Partial Withdrawals                               12p
   When Your Certificate Term Ends                            12p
   Transfers to Other Accounts                                12p
   How to Request a Withdrawal  or Transfer                   13p
   How to Receive Payment When You Withdraw Funds             13p

American Express Flexible Savings Certificate                 14p

   About the Certificate                                      14p
   Read and Keep This Prospectus                              14p
   Investment Amounts and Terms                               14p
   Face Amount and Principal                                  14p
   Value at Maturity                                          14p
   Receiving Cash During the Term                             15p
   Interest                                                   15p
   Rates for New Purchases                                    15p
   Promotions and Pricing Flexibility                         17p

   How to Invest and Withdraw Funds                           17p
   Buying Your Certificate                                    17p
   Additional Investments                                     18p
   How to Make Investments                                    18p
   Full and Partial Withdrawals                               19p
   When Your Certificate Term Ends                            20p
   Transfers to Other Accounts                                21p
   How to Request a Withdrawal or Transfer                    21p
   How to Receive Payment When You Withdraw Funds             21p

American Express Installment Certificate                      22p

   About the Certificate                                      22p
   Read and Keep This Prospectus                              22p
   Investment Amounts                                         22p
   Face Amount and Principal                                  22p
   Value at Maturity                                          22p
   Receiving Cash During the Term                             22p
   Interest                                                   22p
   Rates for New Purchases                                    23p
   Promotions and Pricing Flexibility                         23p
   Bonus Payments                                             24p
   Calculating Your Bonus                                     26p

   How to Invest and Withdraw Funds                           28p
   Buying Your Certificate                                    28p
   How to Make Monthly Investments                            28p
   Full and Partial Withdrawals                               29p
   Transfers to Other Accounts                                30p
   How to Request a Withdrawal or Transfer                    30p
   How to Receive Payment When You Withdraw Funds             30p

American Express Market Strategy Certificate                  31p

   About the Certificate                                      31p
   Read and Keep This Prospectus                              31p
   Investment Amounts                                         31p
   Face Amount and Principal                                  31p
   Participation Term                                         31p
   Value at Maturity                                          32p
   Receiving Cash During the Term                             32p
   Interest                                                   32p
   Promotions and Pricing Flexibility                         36p
   Historical Data on the S&P 500 Index                       36p
   Calculation of Return                                      39p
   About the S&P 500 Index                                    41p
   Opportunities at the End of a Participation Term           42p


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5p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

   How to Invest and Withdraw Funds                           42p
   Buying Your Certificate                                    42p
   How to Make Investments                                    43p
   Full and Partial Withdrawals                               44p
   Transfers to Other Accounts                                44p
   How to Request a Withdrawal or Transfer                    45p
   How to Receive Payment When You Withdraw Funds             45p

American Express  Preferred Investors Certificate             46p

   About the Certificate                                      46p
   Read and Keep This Prospectus                              46p
   Investment Amounts and Terms                               46p
   Face Amount and Principal                                  46p
   Value at Maturity                                          46p
   Receiving Cash During the Term                             46p
   Interest                                                   47p
   Rates for New Purchases                                    47p
   Promotions and Pricing Flexibility                         48p
   Additional Investments                                     48p

   How to Invest and Withdraw Funds                           49p
   Buying Your Certificate                                    49p
   How to Make Investments                                    49p
   Full and Partial Withdrawals                               50p
   When Your Certificate Term Ends                            51p
   Transfers to Other Accounts                                51p
   How to Request a Withdrawal or Transfer                    51p
   How to Receive Payment
      When You Withdraw Funds                                 52p

American Express Stock Market Certificate                     53p

   About the Certificate                                      53p
   Read and Keep This Prospectus                              53p
   Investment Amounts                                         53p
   Face Amount and Principal                                  53p
   Certificate Term                                           53p
   Value at Maturity                                          53p
   Receiving Cash During the Term                             53p
   Interest                                                   54p
   Promotions and Pricing Flexibility                         55p
   Historical Data on the S&P 500 Index                       56p
   Calculation of Return                                      58p
   About the S&P 500 Index                                    60p
   Opportunities at the End of a Term                         61p

   How to Invest and Withdraw Funds                           61p
   Buying Your Certificate                                    61p
   How to Make Investments                                    62p
   Full and Partial Withdrawals                               62p
   Transfers to Other Accounts                                63p
   How to Request a Withdrawal or Transfer                    64p
   How to Receive Payment When You Withdraw Funds             64p

General Information                                           65p
   Retirement Plans: Special Policies                         65p
   Withdrawal at Death for American Express
      Flexible Savings Certificate, American Express
      Installment Certificate and American Express
      Preferred Investors Certificate                         65p
   Transfer of Ownership                                      65p
   For More Information                                       65p

   Taxes on Your Earnings                                     66p
   Retirement Accounts                                        66p
   Gifts to Minors                                            66p
   Your TIN and Backup Withholding                            67p
   Foreign Investors                                          67p

   How Your Money is Used and Protected                       69p
   Invested and Guaranteed by AECC                            69p
   Regulated by Government                                    69p
   Backed by Our Investments                                  69p
   Investment Policies                                        70p

   General Information on AECC and How it Operates            72p
   Relationship Between AECC
      and American Express Financial Corporation              72p
   Capital Structure and Certificates Issued                  72p
   Service Providers                                          72p
   Investment Management and Services                         72p
   Distribution                                               73p
   Selling Agent                                              74p
   Other Selling Agents                                       74p
   Transfer Agent                                             75p
   Custodian                                                  75p
   Employment of Other American Express Affiliates            75p
   Conflicts of Interest                                      75p
   Directors and Officers                                     76p
   Independent Auditors                                       77p

   Appendix                                                   78p

   Annual Financial Information                               79p


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6p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Cash Reserve Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Cash Reserve Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments, less withdrawals, over the life of the certificate may not exceed $1 million unless you receive prior approval from AECC. AECC guarantees your principal and interest.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals     Face amount (initial investment)
plus                 At the end of a term, interest credited to your account
                     during the term
minus                Any interest paid to you in cash
plus                 Any additional investments to your certificate
minus                Any withdrawals, fees and applicable penalties


For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:


           $5,000    Face amount (initial investment)
plus           75    Interest credited to your account
minus          (0)   Interest paid to you in cash
plus        2,500    Additional investment to your certificate
minus          (0)   Withdrawals and applicable penalties or fees
           ------
           $7,575    Principal at the beginning of the next term
           ======

VALUE AT MATURITY

Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.


AECC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

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7p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) at one of the telephone numbers listed on the back cover.


RATES FOR NEW PURCHASES

AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. AECC guarantees rates for new purchases based on the following:

Investment Amount           Rate For New Purchases

Less than $10,000           Within a range of 150 basis points (1.50%) below
                            to 50 basis points (0.50%) below the rate published for a U.S. 90 day Treasury Bill

From $10,000 to $24,999     Within a range from 50 basis points (0.50%) below
                            to 50 basis points (0.50%) above the rate published for a U.S. 90 day Treasury Bill

$25,000 and above           Within a range from 25 basis points (0.25%) below
                            to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill

For example, if the average rate most recently published for the U.S. 90 day Treasury Bill is 4.00%, our rate in effect for that week for amounts of $10,000 to $24,999 would be between 3.50% and 4.50%.


The U.S. 90 day Treasury Bill is a debt instrument issued by the U.S. Treasury. The U.S. 90 day Treasury Bill is published on the Chicago Mercantile Exchange website at www.cme.com. The U.S. 90 day Treasury Bill rate is available at approximately 4:30 p.m. In the future, we may use a later time cut-off if it becomes feasible to do so. We will use this rate to determine the rates for new certificates. Each Wednesday the U.S. 90 day Treasury Bill closing rate is used for establishing the rates starting the following Wednesday.


Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or


o  the rate in effect seven days prior to receipt.


PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account. These rates will be within a range, described in "Rates for New Purchases."

These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows:

      For accounts of less than $10,000 the rate will be 125 basis points (1.25%) below to 25 basis points (0.25%) below the rate published for a U.S. 90 day Treasury Bill. For accounts from $10,000 to $24,999 the rate will be from 25 basis points (0.25%) below to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill. For accounts of $25,000 and more the rate will be 0 basis points (.00%) above to 100 basis points (1.00%) above the rate published for a U.S. 90 day Treasury Bill.


Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the U.S. 90 day Treasury Bill rate. Nevertheless, we have complete discretion as to what interest is declared beyond the initial three-month term. If the U.S. 90 day Treasury Bill rate is no longer publicly available or feasible to use, AECC may use another similar source as a guide for setting rates.

Performance: From February 199_ through April 24, 2001, American Express Cash Reserve yields were compared to and were generally higher than average bank and thrift three-month CD yields, as measured by the BANKRATE MONITOR (BRM) Top 25 Market Average. BANKRATE MONITOR and National Index are marks owned by BANKRATE.COM(SM), a publication of Bankrate, Inc., N. Palm Beach, FL, 33408.


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8p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC, or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.


From April 25, 2001, American Express Cash Reserve yields were compared to and were generally comparable to the U.S. 90 day Treasury Bill rate.


                 Yields from February 199_ through February 2005


(Line chart:

American Express Cash Reserve Certificate

BRM Top 25 Market Average,

Money Market Deposit Account

US 90-day Treasury Bill

  For lines comparing the yields for American Express Cash Reserve Certificate versus money market deposit accounts, three-month certificate of deposit and
                           U.S. 90 day Treasury Bill.

This graph compares past yields offered on American Express Cash Reserve Certificate to those of three-month CDs and money market deposit accounts, as measured by the BRM Top 25 Market Average(R) and the U.S. 90 day Treasury Bill. It should not be considered a prediction of future performance.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

You cannot purchase this certificate in your Coverdell Education Savings
Account.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."


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9p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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BONUS PAYMENT


AECC will pay a bonus at a rate of 50 basis points (.50%) on your Cash Reserve Certificate if you meet certain requirements. In order for you to be eligible for the bonus, you must keep your certificate for 12 months. The issue date of your certificate will be used for determining when your bonus payment will be made. The bonus will be calculated based on the amount invested minus any withdrawals made during the 12-month period. Any additional payments or credited interest paid during the 12-month period will not be used to calculate your bonus payment.


For example, if you open a new account with a $50,000 balance and during the following 12-month period you withdraw $10,000, the bonus payment is calculated based on the remaining $40,000 balance. If during the same 12-month period you add $15,000 to your certificate and your certificate earns $2,500 of interest, your bonus payment is still calculated based on your original investment of $50,000, minus $10,000 withdrawn during the 12-month period. Based on the 0.50% bonus rate, your principal at the end of the 12-month period will equal:

         $ 50,000    Face amount (initial payment)
plus       15,000    Additional payment
plus        2,500    Credited interest
minus     (10,000)   Withdrawal
plus          200    Credited bonus interest (Beginning balance less
                     withdrawals throughout the year times bonus rate
                     ($50,000-$10,000) x 0.005 = $200)
         --------
         $ 57,700    Principal at the end of the 12-month period
         --------

The bonus for your second 12-month period will be based on the principal at the end of your first 12-month period minus any withdrawals made during the second 12-month period. Any additional payments and credited interest earned during the second 12-month period will not be counted towards the second 12-month period bonus payment. The subsequent years' bonus payments will be calculated in the same manner.


AECC reserves the right to discontinue payment of the bonus at any time. In the event the bonus is discontinued, the bonus will be available only for certificateholders who purchased their certificate at the time the bonus was available, and kept their certificate for the 12-month period following the date of purchase. If the bonus is discontinued, the bonus will not be paid for the 12-month period(s) subsequent to the initial 12-month period immediately following the purchase, including 12-month renewal periods that begin after the bonus is discontinued.


There is no assurance these rates will be in effect or that these results will be achieved at the time you invest. AECC reserves the right to change the bonus rate for new 12-month periods.

ADDITIONAL INVESTMENTS


You may make additional investments at any time. Additional investments can be in any amount from $50, but your total investment, less withdrawals, may not exceed $1 million, unless you receive prior approval from AECC to invest more. You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.


If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.


If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate may be canceled, and we may send you a check for its full value.

Purchase policies


o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.


o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one business day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve
   Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone numbers listed on the back cover.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.

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10p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.


o If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.


A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."


HOW TO MAKE INVESTMENTS

By scheduled investment plan


Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o  Bank authorization (automatic deduction from your account)

o  Automatic payroll deduction

o  Direct deposit of social security check

o  Other plan approved by AECC

o  Monthly minimum investment must be $50


To cancel a bank authorization, you must instruct AECC in writing or by phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

By mail


For monthly or lump sum investments, send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474


By wire


If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.


o  Minimum amount for each wire investment: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.


o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay for any fee the bank charges for wiring.

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11p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.


o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.


o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.


o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

WHEN YOUR CERTIFICATE TERM ENDS


Shortly before the end of your certificate's term we may send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower interest rate.


Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply. Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.


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12p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


By wire


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer


o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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13p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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American Express Flexible Savings Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Flexible Savings Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from AECC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million. If we offer a promotion, we may require a higher initial amount.


After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which AECC will guarantee an interest rate. AECC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in your Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals     Face amount (initial investment)
plus                 At the end of a term, interest credited to your account
                     during the term
minus                Any interest paid to you in cash
plus                 Any additional investments to your certificate
minus                Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Add-on feature" under "Additional Investments," and "Full and Partial Withdrawals."


For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:


           $5,000    Face amount (initial investment)
plus           75    Interest credited to your account
minus          (0)   Interest paid to you in cash
plus        2,500    Additional investment to your certificate
minus          (0)   Withdrawals and applicable penalties or fees
           ------
           $7,575    Principal at the beginning of the next term
           ======

VALUE AT MATURITY


You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to Invest and Withdraw Funds."


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14p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.


AECC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


AECC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. AECC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average(R).

In the case of the six, 12, 24, 30, and 36-month terms AECC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 35 basis points (.35%) above to 135 basis points (1.35%) above such rates for comparable length certificates of deposit available from banks (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, AECC guarantees that your rate for your initial term will be within a range of 50-150 basis points above such rates for comparable length CDs.

In the case of the 18-month term, because the BRM Top 25 Market Average does not typically publish rates for comparable length CDs, AECC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of 45-145 basis points above the rates for the 12-month CDs. In the case of the 18-month term, for purchases of certificates of $100,000 or more, AECC guarantees that your rate for your initial term will be within a range of 60-160 basis points above the rates for 12-month CDs.

However, AECC guarantees that, for persons who have received a special promotional coupon from AECC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24, 30 or 36 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 85 basis points (0.85%) to 185 basis points (1.85%) above the average interest rate published for comparable length CDs in the BRM Top 25 Market Average for purchases less than $100,000, and within a range of 100 basis points (1.00%) above to 200 basis points (2.00%) above for purchases of $100,000 or more. Similarly, AECC guarantees that, for persons who have received a special promotional coupon from AECC for purchase of a Flexible Savings Certificate with an initial term of 18 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 months will be within a range from 95 basis points (0.95%) to 195 basis points (1.95%) above the average interest rate published for 12-month CDs in the BRM Top 25 Market Average for purchases less than $100,000, and within a range of 110 basis points (1.10%) above to 210 basis points (2.10%) above for purchases of $100,000 or more. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation
(AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AECC or AEFC will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. AECC also may give such a coupon to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC. This promotional rate will only be available if the recipient of the coupon presents it to American Express Financial Advisors Inc. at the time of applying to purchase the certificate.


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15p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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For your initial term, AECC may offer certificates with different terms than those described above. Such terms may be for seven, 11, 13, 19, 25, 31 or 37 months. For these terms, AECC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 85-185 basis points above the rates published in the BRM Top 25 Market Average(R) for the CDs specified above that have the term that is closest to the term of the American Express Certificate in question. If two different BRM Top 25 Market Average have the closest terms, we will use the longest term that is shorter than the term of the American Express Certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 100-200 basis points above the same rate. For example, in the case of a seven-month term, AECC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 85-185 basis points above the rates for the six-month CDs, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 100-200 basis points above the rates for the six-month CDs. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to assure that your certificate matures 20 years from its issue date. AECC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. AECC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information on current BRM Top 25 Market Average rates, call AECSC at the telephone numbers listed on the back cover.


Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect for your chosen term on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or


o  the rate in effect seven days before receipt.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CD yields as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest rate is declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

Performance: From February 199_ through February 2005, American Express Flexible Savings Certificate one year CD yields were generally higher than average bank and thrift one year CD yields as measured by the BRM Top 25 Market Average.


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16p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

                Yields from February 199_ through February 2005


American Express Flexible Savings Certificate - 1 year

CDs - 1 year

Line chart comparing the yields for one-year American Express Flexible Savings Certificate against those of one-year CDs with Flexible's yield generally above the CDs

                '96      '97      '98      '99      '00     '01      '02

The graph compares past yields and should not be considered a prediction of future performance.

PROMOTIONS AND PRICING FLEXIBILITY


AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, to Gold and Platinum Financial Services clients, or to individuals who have purchased other products or used other services of American Express Company or its affiliates. Different rates may be offered to Gold and Platinum Financial Services clients and may be restricted to initial terms only.

We also may offer different rates based on the amount invested and/or geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.


These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for New Purchases."


How to Invest and Withdraw Funds


BUYING YOUR CERTIFICATE


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

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17p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."


ADDITIONAL INVESTMENTS

You may make investments within 15 calendar days after the end of a term (the grace period) as well as during the 15 day period following date of purchase. Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and Partial Withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million, unless you receive prior approval from AECC to invest more. You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.

If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

HOW TO MAKE INVESTMENTS

By mail


Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474


By wire


For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

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18p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.


o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS


o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.


o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.

Penalties for early withdrawal: When you request a full or partial withdrawal, we pay the amount you request:


o  first from interest credited during the current term,

o  then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

      When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

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19p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Total investments                                                   $20,000
Interest credited                                                     1,600
                                                                    -------
Total balance                                                       $21,600

Requested check                                                     $ 5,000
                                                                    -------
Credited interest withdrawn                                          (1,600)
10% of principal -- not subject to penalty                           (2,000)
                                                                    -------

Remaining portion of requested withdrawal -- subject to penalty     $ 1,400
Withdrawal penalty percent                                                2%
Actual withdrawal penalty                                               $28

Balance prior to withdrawal                                         $21,600
Requested withdrawal check                                           (5,000)
Withdrawal penalty                                                      (28)
                                                                    -------
Total balance after withdrawal                                      $16,572
                                                                    =======

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:


      Assume your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.


Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.


The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. See "Retirement Plans: Special Policies."


For more information on withdrawal charges, talk with your American Express financial advisor or call AECSC at the number on the back cover.

WHEN YOUR CERTIFICATE TERM ENDS


Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest term length that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not change during that term.


If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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20p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


By wire


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer


o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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21p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Installment Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Installment Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS


AECC offers the American Express Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency, unless you receive prior approval from AECC to invest more. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. AECC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in your Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. It is guaranteed by AECC.

VALUE AT MATURITY

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.


AECC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

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22p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

RATES FOR NEW PURCHASES


AECC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. AECC guarantees that this rate will be within a range from 50 basis points (0.50%) below to 50 basis points (0.50%) above the average interest rate for bank money market deposit accounts published in the BRM Top 25 Market Average on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.25% and 3.25%.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, American Express Financial Corporation (AEFC), or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information on the current BRM Top 25 Market Average rates, call AECSC at the telephone numbers listed on the back cover.


Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or

o  the rate in effect seven days prior to receipt.


Active or retired American Express employees, AECC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC may receive an initial rate 75 basis points (0.75%) above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points (0.75%) higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates.

We also may offer different rates based on the amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.


These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for New Purchases."


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23p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Performance: From February 199_ through February 2005, American Express Installment Certificate yields were generally higher than average bank money market deposit accounts and Super NOW accounts, as measured by the BRM Top 25 Market Average.

                 Yields from February 199_ through February 2005


The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 199_ through February 2005.

BONUS PAYMENTS

If you meet our requirements for your investments, AECC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.


To be eligible for this bonus   You must meet these requirements:
for 12 months:
------------------------------- ------------------------------------------------
5% annualized bonus payment     During a 12-month period, you must make one or
on your WAMI:                   more payments totaling at least $600. In a
                                subsequent 12-month period, you must make
                                payments totaling at least an additional $600
                                for a total principal amount invested of $1,200,
                                not including interest. The two 12-month periods
                                do not have to be consecutive. Further, the
                                first 12-month period does not have to be the
                                year beginning with your first investment. This
                                bonus may be earned in any certificate year from
                                the second through the ninth year.
------------------------------- ------------------------------------------------
8% annualized bonus payment     During a 12-month period subsequent to your
on your WAMI:                   qualification for the 5% annualized bonus
                                payments, you must make one or more payments
                                totaling at least $600 for a total principal
                                amount invested of $1,800, not including
                                interest. This bonus may be earned in any
                                certificate year from the third through the
                                ninth certificate year.
------------------------------- ------------------------------------------------
10% annualized bonus payment    During a 12-month period subsequent to your
on your WAMI:                   qualification for the 8% annualized bonus
                                payments, you must make one or more payments
                                totaling at least $600 for a total principal
                                amount invested of $2,400, not including
                                interest. This bonus may be earned in any
                                certificate year from the fourth through the
                                ninth certificate year.
------------------------------- ------------------------------------------------
20% annualized bonus payment    During a 12-month period subsequent to your
on your WAMI:                   qualification for the 10% annualized bonus
                                payments, you must make one or more payments
                                totaling at least $600 for a total principal
                                amount invested of $3,000, not including
                                interest. This bonus may be earned in any
                                certificate year from the fifth through the
                                ninth certificate year.
------------------------------- ------------------------------------------------

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as the seventh certificate year or as late as the tenth certificate year.


Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

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24p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Assume you invest $100 per month, receive interest at a constant rate of 2.96% (an effective annual yield of 3.00%, assuming a March 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:


 (area chart)
                         Installment Certificate Example
Amount Paid In                  Interest                   Bonus
$1,200.00                       $1,206.49                $1,206.49
 2,400.00                        2,425.05                 2,425.05
 3,600.00                        3,655.79                 3,716.11
 4,800.00                        4,898.83                 5,056.28
 6,000.00                        6,154.31                 6,433.98
 7,200.00                        7,422.35                 7,946.11

Installment Certificate Example
                                     Without bonus                              Added by bonus             Total with bonus
                                             Cumulative                                  Cumulative                    Average
                             Cumulative      interest on                   Cumulative    interest on                   annual
                             investments     investments    Balance           bonus         bonus       Balance        yield*
1st 12-month period           $1,200.00       $  6.49      $1,206.49       $  0.00         $0.00       $1,206.49        1.00%
2nd 12-month period            2,400.00         25.05       2,425.05          0.00          0.00        2,425.05        1.00
3rd 12-month period            3,600.00         55.79       3,655.79         60.00          0.32        3,716.11        2.07
4th 12-month period            4,800.00         98.83       4,898.83        156.00          1.45        5,056.28        2.56
5th 12-month period            6,000.00        154.31       6,154.31        276.00          3.67        6,433.98        2.75
6th 12-month period            7,200.00        222.35       7,422.35        516.00          7.77        7,946.11        3.24

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 3.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.18%, compared to 2.24% (3.24% - 1.00%) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.24%.

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25p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

CALCULATING YOUR BONUS

To determine your bonus we:


o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later; and


o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.


Here is an example to illustrate the two calculations. Assume you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3,300).


Calculating your bonus

Month                                  Investment                          Months held                      Weighted value
  1                                      $  100               x                24               =              $ 2,400
  2                                         100                                23                                2,300
  3                                         100                                22                                2,200
  4                                         100                                21                                2,100
  5                                         100                                20                                2,000
  6                                         100                                19                                1,900
  7...                                      150                                18...                             2,700
 24                                         150                                 1                                  150
Sum                                      $3,300                               300                              $38,550
                               Total amount invested over
                                        24 months

1.  Calculate the weighted value of each month's investment.

    Multiply the amount invested ($100) by the number of months it is held -- 24 months for the first $100, 23 months for the second, etc.


    Example: Amount invested in month 1 is $100. The investment will be held 24 months. Amount invested in month 2 is $100, which will be held 23 months.

    $100 x 24 months = $2,400 monthly weighted value.

    $100 x 23 months = $2,300 monthly weighted value.

    $100 x 22 months = $2,200 monthly weighted value.


2.  Add the weighted values:

    $2,400 + $2,300 + $2,200 +...$150 = $38,550 is the total weighted value of the investment.

3.  Add the number of months held:

    24 + 23 + 22 +...1 = 300

    300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

    $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

    5% of $128.50 = $6.43 is your bonus payment each month in year three, a total of $77 for the year.


Here is another example. Assume you make one investment of $600 in the first month and then your next investment is $600 in the 24th month (a total of $1,200).


Month                                  Investment                          Months held                      Weighted Value
  1                                      $  600               x                24               =              $14,400
  2                                           0                                23                                    0
  3                                           0                                22                                    0
  4                                           0                                21                                    0
  5                                           0                                20                                    0
  6                                           0                                19                                    0
  7                                           0                                18                                    0
 24                                         600                                 1                                  600
Sum                                      $1,200                               300                              $15,000
                                 Total amount invested
                                     over 24 months

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26p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

1.  Calculate the weighted value of each month's investment.

    Multiply the amount invested ($600) by the number of months it is held.

    Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.  Add the weighted values:

    $14,400 + 0 + $600 = $15,000

    $15,000 is the total weighted value of the investment.

3.  Add the number of months held:

    24 + 23 + 22 +...1 = 300

    300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

    $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

    5% of $50 = $2.50 is your bonus payment each month in year three, a total of $30 for the year.


This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively, assuming you continue to make sufficient payments each certificate year to maintain bonus eligibility. These weighted averages are then multiplied by the applicable percentages -- 8%, 10% and 20% -- to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the first example above, if you withdrew $1,000 of the principal in the 24th month, your total investment would decrease by 30.3% ($1,000 / 3,300 = .303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is ..303.


To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

    $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

    $38,550 - 11,680.65 = $26,869.35.

    The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.


3. Divide the new weighted value of your investment by the total number of months held.


    (300 in this example).

    $26,869 / 300 = $89.56.

    Your new weighted average monthly investment (WAMI) is $89.56.


4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus. Due to the time-weighted nature of the calculation, the earlier the withdrawal occurs, the more your bonus will be reduced.


    $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12-month period must be at least equal to the amount set out in the table under "Bonus Payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

--------------------------------------------------------------------------------
27p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the last month in which you receive a bonus payment and will be guaranteed by AECC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to Invest and Withdraw Funds


BUYING YOUR CERTIFICATE


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings." Once your account is set up, there are several convenient ways to make monthly investments.

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."


HOW TO MAKE MONTHLY INVESTMENTS

By scheduled investment plan


Contact your financial advisor to set up one of the following scheduled plans:

o  Bank authorization (automatic deduction from your bank account)

o  Automatic payroll deduction

o  Direct deposit of Social Security check

o  Other plan approved by AECC

To cancel a bank authorization, you must instruct AECC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.


By mail


Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

--------------------------------------------------------------------------------
28p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.


o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus Payments."

o You may withdraw accumulated interest during any term without paying a surrender charge. A withdrawal of interest must be at least $100 and not reduce your certificate balance below $250.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $250, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans: Special Policies."

When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest and bonus payments credited to your account,

o  then from the principal of your certificate.


For example, assume this is your balance at the end of the second year:


Total investments                                                                 $7,200.00
Interest and bonus credited                                                          488.61
                                                                                     ------
Total balance                                                                     $7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                       $  488.61
Withdrawal of principal                                                              511.39
                                                                                     ------
Total requested withdrawal                                                        $1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                 $511.39
Withdrawal penalty %                                                                   2%
Withdrawal penalty                                                                 $  10.23

The total transaction would be:

Beginning balance                                                                 $7,688.61
Credited interest and bonus withdrawn                                               (488.61)
Principal withdrawn                                                                 (511.39)
Withdrawal penalty (also from principal)                                             (10.23)
                                                                                  ---------
Remaining balance                                                                 $6,678.38
                                                                                  ---------

Loss of interest: Because we credit interest on your certificate's monthly anniversary, if you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

--------------------------------------------------------------------------------
29p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

o  Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. This fee for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.


By wire


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer


o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

--------------------------------------------------------------------------------
30p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Market Strategy Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Market Strategy Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS


You may purchase the American Express Market Strategy Certificate in any amount from $1,000 through $1 million, unless you receive prior approval from AECC to invest more payable in U.S. currency. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from AECC to invest more.

Your certificate is recorded as one certificate account in our records. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the fixed-interest subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday and you instruct us to start your first participation term as soon as possible as long as we received guaranteed funds.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms monthly, quarterly, or semiannually. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its 20-year maturity date. Each account can have a maximum of 12 participation terms at one time. We will send you a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several American Express Stock Market Certificates. The American Express Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market exposure.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

You cannot purchase this certificate in your Coverdell Education Savings
Account.


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. AECC guarantees your principal.

PARTICIPATION TERM


Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the one-year anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term, unless you start a new term during the grace period as described in "New term." Each account can have a maximum of 12 terms at one time. The principal of your certificate that is not invested in participation terms will earn fixed interest. See "Fixed interest" under "Interest."


--------------------------------------------------------------------------------
31p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

VALUE AT MATURITY

Your certificate matures after 20 years. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.


RECEIVING CASH DURING THE TERM


If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST


You choose from two types of participation interest for your first-term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14-day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.


Full participation interest: With this option:


o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Market Strategy Certificate."


o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o  Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o  a percentage of any increase in the S&P 500 Index, and

o  a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates."

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14-day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions, which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

--------------------------------------------------------------------------------
32p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

AECC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average (the BRM Average). In the case of fixed interest, AECC guarantees that your rate for your initial term will be 100 basis points (1.00%) below to 0 basis points (.00%) above the average interest rate published for 12-month certificates of deposit in the BRM Top 25 Market Average. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with AECC, American Express Financial Corporation (AEFC) or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Top 25 Market Average rates, call AECSC at one of the telephone numbers listed on the back cover.


Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

o  the fixed-interest rate in effect on the date of your application, or

o the fixed-interest rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your completed application is accepted by AECC, or

o  the fixed-interest rate in effect seven days before receipt.


Maximum return: This is the cap, or upper limit, on your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Market Strategy Certificate."


Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly and have complete discretion to decide what interest rate will be declared.

--------------------------------------------------------------------------------
33p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your American Express financial advisor, or AECSC at one of the telephone numbers listed on the back cover.


Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call AECSC at the numbers listed on the back cover to find out your current rate.


The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a full participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 2.00% while the yield earned for each participation term is the maximum of 7.00%. There is no assurance that any of these returns will be achieved.


Full participation in the stock market
Initial investment                                                 $12,000.00
Maximum return                                                          7.00%
Minimum return                                                          0.00%
Fixed interest rate                                                     2.00%

                                                                                          Market
                                                                              Fixed    Participation
                                             1st Term       Renewal         Interest     Interest
                                Fixed        Staggered     Staggered         Earned       Earned          Market
                              Interest      Investment    Investment        In Prior   For the Term    Participation    Total
Date                           Balance        Amount        Amount            Month     Just Ended        Balance      Balance
Beginning of Month 1         $11,000.00     $1,000.00                         0.00                    $  1,000.00    $12,000.00
Beginning of Month 2          10,018.33      1,000.00                        18.33                       2,000.00     12,018.33
Beginning of Month 3           9,035.03      1,000.00                        16.7                        3,000.00     12,035.03
Beginning of Month 4           8,050.09      1,000.00                        15.06                       4,000.00     12,050.09
Beginning of Month 5           7,063.51      1,000.00                        13.42                       5,000.00     12,063.51
Beginning of Month 6           6,075.28      1,000.00                        11.77                       6,000.00     12,075.28
Beginning of Month 7           5,085.41      1,000.00                        10.13                       7,000.00     12,085.41
Beginning of Month 8           4,093.89      1,000.00                         8.48                       8,000.00     12,093.89
Beginning of Month 9           3,100.71      1,000.00                         6.82                       9,000.00     12,100.71
Beginning of Month 10          2,105.88      1,000.00                         5.17                      10,000.00     12,105.88
Beginning of Month 11          1,109.39      1,000.00                         3.51                      11,000.00     12,109.39
Beginning of Month 12            111.24      1,000.00                         1.85                      12,000.00     12,111.24
Beginning of Month 13            111.43                                       0.19          70.00       12,000.00     12,111.43
Middle of Month 13               111.43                     1,070.00                                    12,070.00*    12,181.43
Beginning of Month14             112.51                                       1.08          70.00       12,070.00     12,182.51
Middle of Month 14               112.51                     1,070.00                                    12,140.00**   12,252.51

  * The market participation balance at the middle of month 13 is equal to $12,070. This is equal to the total invested principal balance of $12,000, plus $70 interest earned (participation return). The $70 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 7%. ($ 12,000 + $ 1,000 x 7% = $ 12,070). During the grace period for the first participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,070 balance begins a new participation term.

 ** The market participation balance at the middle of month 14 is equal to $12,140. This is equal to the total invested principal balance of $12,000, plus $70 interest earned on $1,000 invested at the beginning of month 1, plus $70 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 7% ($12,000 + $ 1,000 x 7% + $ 1,000 x 7% = $12,140)). During the grace period for the second participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,070 balance begins a new participation term.

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34p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a partial participation term. The example is based on the assumptions that the fixed interest subaccount pays an interest rate of 2.00% and that the yield earned for each participation term is the minimum of 1.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.


Partial participation in the stock market
Initial investment                                                 $12,000.00
Maximum return                                                          7.00%
Minimum return                                                          1.50%
Fixed interest rate                                                     2.00%

                                                                            Guaranteed       Market
                                                                  Fixed       Minimum     Participation
                                     1st Term       Renewal     Interest     Interest       Interest
                          Fixed      Staggered     Staggered     Earned       Earned         Earned        Market
                        Interest    Investment    Investment    In Prior   For the Term   For the Term  Participation    Total
Date                     Balance      Amount        Amount        Month     Just Ended     Just Ended      Balance      Balance
Beginning of Month 1    $11,000.00   $1,000.00                     0.00                                  $ 1,000.00    $12,000.00
Beginning of Month 2     10,018.33    1,000.00                    18.33                                    2,000.00     12,018.33
Beginning of Month 3      9,035.03    1,000.00                    16.7                                     3,000.00     12,035.03
Beginning of Month 4      8,050.09    1,000.00                    15.06                                    4,000.00     12,050.09
Beginning of Month 5      7,063.51    1,000.00                    13.42                                    5,000.00     12,063.51
Beginning of Month 6      6,075.28    1,000.00                    11.77                                    6,000.00     12,075.28
Beginning of Month 7      5,085.41    1,000.00                    10.13                                    7,000.00     12,085.41
Beginning of Month 8      4,093.89    1,000.00                     8.48                                    8,000.00     12,093.89
Beginning of Month 9      3,100.71    1,000.00                     6.82                                    9,000.00     12,100.71
Beginning of Month 10     2,105.88    1,000.00                     5.17                                   10,000.00     12,105.88
Beginning of Month 11     1,109.39    1,000.00                     3.51                                   11,000.00     12,109.39
Beginning of Month 12       111.24    1,000.00                     1.85                                   12,000.00     12,111.24
Beginning of Month 13       111.43                                 0.19        15.00           0.00       12,000.00     12,111.43
Middle of Month 13          111.43                   1,015.00                                             12,015.00*    12,126.43
Beginning of Month14        112.47                                 1.04        15.00           0.00       12,015.00     12,127.47
Middle of Month 14          112.47                   1,015.00                                             12,030.00**   12,142.47

  * The market participation balance at the middle of month 13 is equal to $12,015. This is equal to the total invested principal balance of $12,000, plus $15 interest earned (guaranteed return). The $15 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 1.50%. ($ 12,000 + $ 1,000 x 1.50% = $12,015). During the grace period for the first participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,015 balance begins a new participation term.

 ** The market participation balance at the middle of month 14 is equal to $12,030. This is equal to the total invested principal balance of $12,000, plus $15 interest earned on $1,000 invested at the beginning of month 1, plus $15 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 1.50% ($ 12,000 + $ 1,000 x 1.50% + $ 1,000 x 1.50% = $12,030)). During the grace period for the second participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,015 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

--------------------------------------------------------------------------------
35p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the month-end closing values of the Index from Dec. 31, 198_ through Feb. __, 2005. The values of the S&P 500 Index are reprinted with the permission of S&P.

             S&P 500 Index Values -- December 198_ to February 2005


       (line chart shows closing values of the S&P for period indicated)

S&P 500 Index Average Annual Return


Beginning date Dec. 31,    Period held in years           Average annual return
1994                               10                            ______%
1999                                5                            ______%
2003                                1                            ______%


--------------------------------------------------------------------------------
36p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 198_. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


             S&P 500 Index Values -- December 198_ to February 2005


    (line chart shows 52-week Moving Price Return of the S&P in percent for period indicated) (Label of "Y" axis reads: 12-Month Return)

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 10% range.


             S&P 500 Index Values -- December 198_ to February 2005


  (bar chart shows the distribution of all of the 52-week price returns of the S&P 500 for period indicated) (Label of y-axis: Occurrences)

--------------------------------------------------------------------------------
37p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.


Like American Express Stock Market Certificate, American Express Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with AECC's guarantee of return of principal. In fact, the full and partial participation terms of American Express Stock Market Certificate and American Express Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate starts on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. American Express Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

                     Actual 52-Week Return 1/4/94 to 2/__/05


  (Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return subject to the maximum return in both cases).

1/95 6/95 12/95 6/96 12/96 5/97 11/97 5/98 11/98 4/99 10/99 4/00 10/00 2/01

The performance information shown is the performance of American Express Stock Market Certificate and not that of American Express Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of American Express Market Strategy Certificate will replicate that of American Express Stock Market Certificate.

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


Your participation earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How the Index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The Index could decline.


--------------------------------------------------------------------------------
38p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                                    minus
Term beginning value of S&P 500 Index                            divided by
Term beginning value of S&P 500 Index                                equals

Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                      940
Term beginning value of S&P 500 Index                                   900
Maximum return                                                           5%
Minimum return                                                        1.00%
Partial participation rate                                              25%

                     940         Term ending value of S&P 500 Index
minus                900         Term beginning value of S&P 500 Index
                   -----
equals                40         Difference between beginning and ending values

                      40         Difference between beginning and ending values
divided by           900         Term beginning value of S&P 500 Index
                   -----
equals             4.44%         Percent increase -- full participation return

                   4.44%         Percent increase or decrease
times                25%         Partial participation rate
                   -----
equals             1.11%
plus               1.00%         Minimum interest rate
                   -----
equals             2.11%         Partial participation return
                   -----

In both cases in the example, the return would be less than the 5% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. American Express Market Strategy Certificate was introduced on April 29, 1998.

Start of term        Maximum annual return    Partial participation minimum rate
Jan. 24, 1990                18.00%                        5.00%
Feb. 5, 1992                 18.00                         4.00
May 13, 1992                 15.00                         4.00
Sept. 9, 1992                12.00                         3.00
Nov. 11, 1992                10.00                         2.50
Nov. 2, 1994                 10.00                         2.75
April 26, 1995               12.00                         3.50
Jan. 17, 1996                10.00                         3.25
Feb. 26, 1997                10.00                         3.00
May 7, 1997                  10.00                         2.75
Oct. 8, 1997                 10.00                         2.50
Dec. 16 1998                  9.00                         2.50
Feb. 2, 2000                 10.00                         2.50
June 14, 2000                11.00                         2.75
Aug. 16, 2000                10.00                         2.75

--------------------------------------------------------------------------------
39p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Start of term        Maximum annual return    Partial participation minimum rate
Jan. 31, 2001                 9.00%                        2.50%
Sept. 12, 2001                8.00                         2.50
Nov. 7, 2001                  8.00                         2.00
Nov. 28, 2001                 6.00                         1.00
June 26, 2002                 6.00                         1.25
Oct. 23, 2002                 5.00                         1.25
Feb. 19, 2003                 5.00                         1.00

Examples


To help you understand how a participation term of this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:


o  you purchased the certificate with a $10,000 original investment,

o  the partial participation rate is 25%,


o  the minimum interest rate for partial participation is 1%,


o  the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises

    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             4% increase in the S&P 500 Index                 Index 1,040
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   400      4% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Participation interest   +   100    25% x 4% x $10,000 Participation interest
    -------                               -------
    $10,400      Ending balance           $10,200    Ending balance
                 (4% Total return)                   (2.00% Total return)


2. If the S&P 500 Index value falls


    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             4% decrease in the S&P 500 Index                  Index 961
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +     0      Participation interest   +   100    1.00% (Minimum interest rate) x $10,000
    -------                               +     0    Participation interest
    $10,000      Ending balance           -------
                 (0% Total return)        $10,100    Ending balance
                                                     (1.00% Total return)


3. If the S&P 500 Index value rises above the maximum return for full participation


    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             10% increase in the S&P 500 Index                Index 1,100
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   500      5% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Maximum interest         +   250    25% x 10% x $10,000 Participation interest
    -------                               -------
    $10,500      Ending balance           $10,350    Ending balance
                 (5% Total return)                   (3.50% Total return)

--------------------------------------------------------------------------------
40p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

4. If the S&P 500 Index value rises above the maximum return for partial participation

    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             30% increase in the S&P 500 Index                Index 1,300
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   500      5% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Maximum interest         +   400    25% x 30% = 7.5%; capped at (5%-1%) x $10,000
                                                     Participation interest
    -------                               -------
    $10,500      Ending balance           $10,500    Ending balance
                 (5% Total return)                   (5% Total return)


ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Market Strategy Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.


If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, AECC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.


--------------------------------------------------------------------------------
41p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

OPPORTUNITIES AT THE END OF A PARTICIPATION TERM

Grace period: When a participation term ends, we will notify you of the start of a 14-day grace period before a new term automatically begins. During this 14-day grace period you can:

o  change your participation selection,

o  add money to your certificate,

o  change your participation term to remain in fixed interest,

o renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest,

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest,

o  or receive your participation interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

Fixed interest only: Money can be withdrawn from the fixed-interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.


New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday during the grace period. This will remain in effect for all future terms, unless we receive instructions changing your selection before the term ends. The 2% withdrawal charge will apply when you start your new term during the grace period. Your notice may also tell us to change your interest selection or add to your certificate. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest, renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest, or withdraw part of your money. The change will be in effect for any future term unless we receive instructions from you changing your selection. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your American Express financial advisor or call AECSC.


How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


Your American Express financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About the Certificate." For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.


o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."


HOW TO MAKE INVESTMENTS

By mail


Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474


By wire


For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.


o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

--------------------------------------------------------------------------------
43p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS


o  You may make withdrawals at any time.

o If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.

o You can withdraw the full value of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.


Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. See "Retirement Plans: Special Policies."


Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term

Balance in participation term                                       $10,000
Interest (interest is credited at the end of the term)                    0
Withdrawal of principal                                              (2,000)
2% withdrawal penalty                                                   (40)
                                                                    -------
Balance after withdrawal                                            $ 7,960
                                                                    =======

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount
Balance earning fixed interest                                      $10,000
Interest credited to date                                               100
Withdrawal of credited interest                                        (100)
Withdrawal of principal                                              (1,900)
                                                                    -------
Balance after withdrawal                                            $ 8,100
                                                                    =======

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.


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44p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


By wire


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer


o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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45p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Preferred Investors Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Preferred Investors Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. Unless you receive prior approval from AECC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.


After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which AECC will guarantee an interest rate. AECC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in your Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals                 Face amount (initial investment)
plus                             At the end of a term, interest credited to
                                 your account during the term
minus                            Any interest paid to you in cash
plus                             Any additional investments to your certificate
minus                            Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and Partial
Withdrawals."


For example, assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:


                $500,000         Face amount (initial investment)
plus               7,500         Interest credited to your account
minus                 (0)        Interest paid to you in cash
plus             250,000         Additional investment to your certificate
                                 made in the current term's grace period
minus                 (0)        Withdrawals and applicable penalties or fees
                --------
                $757,500         Principal at the beginning of the next term
                ========

VALUE AT MATURITY


You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."


RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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46p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

INTEREST


Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.


AECC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.


RATES FOR NEW PURCHASES

AECC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. AECC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month           Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 50 basis points below to 50 basis points above the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 50 basis points below to 50 basis
                  points above the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 25 basis points below to 75 basis
                  points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 25 basis points below to 75 basis
                  points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month           Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 75 basis points below to 25 basis points above two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 75 basis points below to 25 basis
                  points above the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 50 basis points below to 50 basis
                  points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 50 basis points below to 50 basis
                  points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For investments from $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month           Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 125 basis points below to 25 basis points below the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 125 basis points below to 25 basis
                  points below the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 100 basis points below to zero basis
                  points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 100 basis points below to zero basis
                  points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

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47p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 2.00%, the rate declared on a six-month American Express Preferred Investors Certificate between $500,000 and $999,999 would be between 1.25% and 2.25%. If the LIBOR rate published for a given date with respect to 12-month deposits is 2.50%, AECC's rates in effect for that date for the 24- and 36-month American Express Preferred Investors Certificates between $500,000 and $999,999 would be between 2.00% and 3.00%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by AECC is published on the Chicago Mercantile Exchange website at www.cme.com.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

o the rate in effect for your chosen term on the date your completed application is accepted at AECC's corporate office,

o or the rate in effect for your chosen term on the business day preceding the date your completed application is accepted at AECC's corporate office.

The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account. These rates will be within a range described in "Rates for New Purchases."

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for New Purchases."


Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion over what interest rate is declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


ADDITIONAL INVESTMENTS


You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact AECSC at one of the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from AECC your investment may not bring the aggregate net investment of any one or more certificates held by you, excluding any interest added during the life of the certificate and less withdrawals, over $5 million.


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48p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by writing AECSC at the address on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will earn interest at the rate declared for your current term.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."


HOW TO MAKE INVESTMENTS

By mail


Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474


By wire


For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.


o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

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49p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.


o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, semiannual or annual basis or end of term.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Partial withdrawals during a term must be at least $100. You may not make a partial withdrawal if it would reduce your certificate balance to less than $250,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.


o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.


Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

      When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                                   $1,000,000
Interest credited                                                       27,000
                                                                    ----------
Total balance                                                       $1,027,000

Requested check                                                     $  100,000
Credited interest withdrawn                                            (27,000)
                                                                    ----------
Remaining portion of requested withdrawal -- subject to penalty     $   73,000

Withdrawal charge percent                                                    2%
Actual withdrawal penalty                                           $    1,460

Balance prior to withdrawal                                         $1,027,000
Requested withdrawal check                                            (100,000)
Withdrawal penalty                                                      (1,460)
                                                                    ----------
Total balance after withdrawal                                      $  925,540
                                                                    ==========

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.


For more information on withdrawal charges, talk with your American Express financial advisor or call AECSC at the one of the telephone numbers on the back cover.


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50p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

WHEN YOUR CERTIFICATE TERM ENDS


About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact AECSC at one of the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise. If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its 20-year maturity date.


The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.


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51p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $250,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


By wire


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer


o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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52p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Stock Market Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus section describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Stock Market Certificate from those described in the prospectus, or to bind AECC by any statement not in it.


INVESTMENT AMOUNTS


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million, unless you receive prior approval from AECC to invest more, payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from AECC to invest more.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement accounts. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law. You cannot purchase this certificate in your Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. AECC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.


For example, assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:


                 $10,000         Face amount (initial investment)
plus                 500         Interest credited to your account at the end
                                   of the term
plus                   5         Interim interest (See "Interim interest"
                                under "Interest")
minus                 (0)        Interest paid to you in cash
plus               2,500         Additional investment to your certificate
minus                 (0)        Withdrawals and applicable penalties
                 -------
                 $13,005         Principal at the beginning of the next term
                 =======

CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. AECC has complete discretion to determine whether to accept an application and sell a certificate. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to AECC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.


RECEIVING CASH DURING THE TERM


If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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53p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:


o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Stock Market Certificate";


o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

o  your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o  a percentage of any increase in the S&P 500 Index, and

o  a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."


The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates for American Express Stock Market Certificate."


Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.


Maximum return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Stock
Market Certificate."

However, AECC guarantees that, for persons who have received a special promotional coupon from AECC for purchase of a Stock Market Certificate and have satisfied any requirement stated in the coupon, the maximum return for the initial term will be the maximum return for special promotional coupons, see "Initial Interest and Participation Rates for American Express Stock Market Certificate." For example, the coupon may require that you make a minimum investment and that you are not an existing client of AEFC, or another affiliate of AEFC. AECC or AEFC will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. AECC also may give such a coupon to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC. This promotional rate will only be available if the recipient of the coupon presents it to the distributor or selling agent at the time of applying to purchase the certificate.


Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

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54p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 50 basis points (.50%) below to 50 basis points (.50%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR (BRM), Top 25 Market Average. BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with AECC, AEFC or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.


The BRM may be available in your local library. To obtain information or current BRM Average rates, call AECSC at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or AECSC at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

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55p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HISTORICAL DATA ON THE S&P 500 INDEX

The following chart illustrates the month-end closing values of the Index from Dec. 31, 198_ through Feb. __, 200_. The values of the S&P 500 Index are reprinted with the permission of S&P.

             S&P 500 Index Values -- December 198_ to February 2005

       (line chart shows closing values of the S&P for period indicated)

                       S&P 500 Index Average Annual Return

Beginning date Dec. 31,       Period held in years      Average annual return
1994                                   10                      ______%
1999                                    5                      ______%
2003                                    1                      ______%

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 198_. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

             S&P 500 Index Values -- December 198_ to February 2005

 (line chart shows 52-week Moving Price Return of the S&P in percent for period indicated) (Label of "Y" axis reads: 12-Month Return)

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56p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 10% range.

             S&P 500 Index Values -- December 198_ to February 2005

  (bar chart shows the distribution of all of the 52-week price returns of the S&P 500 for period indicated) (Label of y-axis: Occurrences)

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

                     Actual 52-Week Return 1/3/95 to 2/__/05

  (Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return subject to the maximum return in both cases.)

1/95 6/95 12/95 6/96 12/96 5/97 11/97 5/98 11/98 4/99 10/99 4/00 10/00 2/01

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

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57p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                                    minus
Term beginning value of S&P 500 Index                            divided by
Term beginning value of S&P 500 Index                                equals

Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                      940
Term beginning value of S&P 500 Index                                   900
Maximum return                                                           5%
Minimum return                                                        1.00%
Partial participation rate                                              25%

                     940         Term ending value of S&P 500 Index
minus                900         Term beginning value of S&P 500 Index
                   ----
equals                40         Difference between beginning and ending values

                      40         Difference between beginning and ending values
divided by           900         Term beginning value of S&P 500 Index
                   ----
equals             4.44%         Percent increase -- full participation return


                   4.44%         Percent increase or decrease
times                25%         Partial participation rate
                   ----
equals             1.11%
plus               1.00%         Minimum interest rate
                   ----
equals             2.11%         Partial participation return
                   ----


In both cases in the example, the return would be less than the 5% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of term       Maximum annual return    Partial participation minimum rate
Jan. 24, 1990               18.00%                           5.00%
Feb. 5, 1992                18.00                            4.00
May 13, 1992                15.00                            4.00
Sept. 9, 1992               12.00                            3.00
Nov. 11, 1992               10.00                            2.50
Nov. 2, 1994                10.00                            2.75
April 26, 1995              12.00                            3.50
Jan. 17, 1996               10.00                            3.25
Feb. 26, 1997               10.00                            3.00
May 7, 1997                 10.00                            2.75
Oct. 8, 1997                10.00                            2.50
Dec. 16 1998                 9.00                            2.50
Feb. 2, 2000                10.00                            2.50
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58p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Start of term       Maximum annual return    Partial participation minimum rate
June 14, 2000               11.00%                           2.75%
Aug. 16, 2000               10.00                            2.75
Jan. 31, 2001                9.00                            2.50
Sept. 12, 2001               8.00                            2.50
Nov. 7, 2001                 8.00                            2.00
Nov. 28, 2001                6.00                            1.00
June 26, 2002                6.00                            1.25
Oct. 23, 2002                5.00                            1.25
Feb. 19, 2003                5.00                            1.00

Examples


To help you understand how this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:


o  you purchased the certificate with a $10,000 original investment,

o  the partial participation rate is 25%,


o  the minimum interest rate for partial participation is 1%,


o  the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises

    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             4% increase in the S&P 500 Index                 Index 1,040
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   400      4% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Participation interest   +   100    25% x 4% x $10,000 Participation interest
    -------                               -------
    $10,400      Ending balance           $10,200    Ending balance
                 (4% Total return)                   (2.00% Total return)


2. If the S&P 500 Index value falls


    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             4% decrease in the S&P 500 Index                  Index 961
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +     0      Participation interest   +   100    1.00% (Minimum interest rate) x $10,000
    -------                               +     0    Participation interest
    $10,000      Ending balance           -------
                 (0% Total return)        $10,100    Ending balance
                                                     (1.00% Total return)


3. If the S&P 500 Index value rises above the maximum return for full participation


    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             10% increase in the S&P 500 Index                Index 1,100
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   500      5% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Maximum interest         +   250    25% x 10% x $10,000 Participation interest
    -------                               -------
    $10,500      Ending balance           $10,350    Ending balance
                 (5% Total return)                   (3.50% Total return)

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59p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

4. If the S&P 500 Index value rises above the maximum return for partial participation

    Week 1/Wed                                                              Week 52/Tues
      S&P 500                                                                  S&P 500
    Index 1,000             30% increase in the S&P 500 Index                Index 1,300
Full participation interest              Partial participation interest and minimum interest
    $10,000      Original investment      $10,000    Original investment
    +   500      5% x $10,000             +   100    1.00% (Minimum interest rate) x $10,000
                 Maximum interest         +   400    25% x 30% = 7.5%; capped at (5%-1%) x
                                                     $10,000 Participation interest
    -------                               -------
    $10,500      Ending balance           $10,500    Ending balance
                 (5% Total return)                   (5% Total return)


ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.


If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, AECC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.


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60p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

OPPORTUNITIES AT THE END OF A TERM

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o  change your interest selection,

o  add money to your certificate,

o  change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o  or receive your interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.


New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.


How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.


o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

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61p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO MAKE INVESTMENTS

By mail


Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474


By wire


For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly. o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.


o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.


o You can withdraw the full value of your certificate net any applicable penalties, by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans:
Special Policies."

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

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Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                                       $10,000
Interest (interest is credited at the end of the term)                      0
Withdrawal of principal                                                (2,000)
2% withdrawal penalty                                                     (40)
                                                                      -------
Balance after withdrawal                                              $ 7,960
                                                                      =======

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                                       $10,000
Interest credited to date                                                 100
Withdrawal of credited interest                                          (100)
Withdrawal of principal                                                (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                     (38)
                                                                      -------
Balance after withdrawal                                              $ 8,062
                                                                      =======

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.


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HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

o  Call AECSC at one of the telephone numbers listed on the back cover.


o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.


You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail


Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.


o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail


o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.


By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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General Information


RETIREMENT PLANS: SPECIAL POLICIES


o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of the certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a custodial or investment only retirement plan (including a Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the plan document or as otherwise provided in the plan document.

o The annual custodial fee for TSCAs or IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.


o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.


o If applicable, we will waive withdrawal penalties on withdrawals for qualified retirement plan, TSCA, and IRA certificate accounts for your required minimum distributions.


o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

WITHDRAWAL AT DEATH FOR AMERICAN EXPRESS FLEXIBLE SAVINGS CERTIFICATE, AMERICAN EXPRESS INSTALLMENT CERTIFICATE AND AMERICAN EXPRESS PREFERRED INVESTORS CERTIFICATE

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

TRANSFER OF OWNERSHIP

While this certificate is not negotiable, AECC will transfer ownership upon written notification to AECSC. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call AECSC at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

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Taxes on Your Earnings


Each calendar year we provide the certificate owners and the IRS with reports of all interest of $10 and above credited to certificate owners' accounts on Form 1099-INT, "Interest Income." Withdrawals are reported to certificate owners and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions." The bonus payments for American Express Cash Reserve Certificate and American Express Installment Certificate and interest on your certificate, including interest on bonus payments for American Express Cash Reserve Certificate and American Express Installment Certificate, are taxable when credited to your account.


We also provide information on participation and minimum interest on American Express Market Strategy Certificate and American Express Stock Market Certificate when credited to owners' accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner will be based on the method of accounting that the owner uses in general to report income.


Under IRS regulations governing the tax treatment of debt instruments such as the American Express Market Strategy Certificate and American Express Stock Market Certificate which provide for variable rates of interest, the certificate is treated as either a variable rate debt instrument (VRDI) or a contingent debt instrument (CDI). We believe there is a sound basis under these regulations to treat and report the certificate as a VRDI. Under the VRDI approach, full participation interest or partial participation together with minimum interest on the certificate would generally be treated as qualified stated interest that accrues over each term. However, there can be no guarantee that the certificate will not be treated as a CDI since, among other items, the regulations do not address an instrument with all the features of the certificate. If treated as CDI, interest would generally be taken into account for each term under a "noncontingent bond method," under which an owner would have taxable income to report under the rules similar to those for accruing original issue discount. For cash-basis owners, this could result in income having to be reported in advance of interest being credited to their accounts. There also could be differences in the character of income reported if the certificate were classified as a CDI rather than a VRDI.

The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, or try to cover all tax consequences arising from the ownership of a certificate. It is possible that changes in tax laws or interpretations may result in changes to the foregoing descriptions. As always, before purchasing an American Express Certificate, you should consult your own tax advisor as to all tax consequences of ownership of the certificate.


RETIREMENT ACCOUNTS

If this certificate is held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.


Income Tax Withholding: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k) or 403(b), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA.


Tax Penalties: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 59 1/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

This certificate may not be available for all types of retirement accounts.

GIFTS TO MINORS


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $____ for the year 2005 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


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

YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.


If you don't provide and certify the correct TIN, you could be subject to backup withholding of 28% of your interest earnings. You could also be subject to further penalties, such as:


o  a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o  criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

How to Determine the Correct TIN

For this type of account:          Use the Social Security or Employer
                                   Identification Number of:
---------------------------------- ---------------------------------------------
Individual or joint account        The individual or one of the owners listed
                                   on the joint account
---------------------------------- ---------------------------------------------
Custodian account of a minor       The minor
(Uniform Gifts/Transfers to
Minors Act)
---------------------------------- ---------------------------------------------
A revocable living trust           The grantor-trustee (the person who puts
                                   the money into the trust)
---------------------------------- ---------------------------------------------
An irrevocable trust, pension      The legal entity (not the personal
trust or estate                    representative or trustee, unless no legal
                                   entity is designated in the account title)
---------------------------------- ---------------------------------------------
Sole proprietorship or             The owner
single-owner LLC
---------------------------------- ---------------------------------------------
Partnership or multi-member LLC    The partnership
---------------------------------- ---------------------------------------------
Corporate or LLC electing          The corporation
corporate status on  Form 8832
---------------------------------- ---------------------------------------------
Association, club or tax-exempt    The organization
organization
---------------------------------- ---------------------------------------------

For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at www.irs.gov.

FOREIGN INVESTORS


The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.


Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.


Tax treatment of your investment: Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied AECC with one of the Forms W-8. If your American Express Market Strategy Certificate and/or American Express Stock Market Certificate are treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney. AECC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 or approved substitute. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


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

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)


This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.


Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The Form W-8 must be resupplied every four calendar years.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If AECC receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.


Transfers on death: If you are a nonresident alien and you die while owning a certificate, then depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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


How Your Money is Used and Protected


INVESTED AND GUARANTEED BY AECC


AECC, a wholly owned subsidiary of AEFC, issues and guarantees American Express Certificates. AECC is by far the largest issuer of face-amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 2004.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fee to American Express Trust Company, and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT


Because American Express Certificates are securities, their offer and sale are subject to regulation under federal and state securities laws. American Express Certificates are face-amount certificates. Each certificate is not a bank product, an equity investment, a form of life insurance or an investment trust.

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2004, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


Our investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                            Net amount invested
Government agency bonds                                %
Corporate and other bonds
Mortgage loans and other loans
Cash and cash equivalents
Preferred stocks
Structured investments


At Dec. 31, 2004 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


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69p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The prices of bonds generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 2004, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

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When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities


A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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71p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

General Information on AECC and How it Operates


RELATIONSHIP BETWEEN AECC AND AMERICAN EXPRESS FINANCIAL CORPORATION

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. AECC and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.


CAPITAL STRUCTURE AND CERTIFICATES ISSUED


AECC has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2004, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. At Dec. 31, 2004, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

SERVICE PROVIDERS

In order for AECC to engage in the business of issuing and distributing certificates and managing the assets that back the certificates it must utilize a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


INVESTMENT MANAGEMENT AND SERVICES


Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:


o  providing investment research,

o  making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.


--------------------------------------------------------------------------------
72p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Advisory and services fee computation

Included assets                            Percentage of total book value
First $250 million                                     0.750%
Next $250 million                                      0.650
Next $250 million                                      0.550
Next $250 million                                      0.500
Any amount over $1 billion                             0.107


Advisory and services fee for the past three years

Year                  Total fees            Percentage of included assets
2004                       $                              %
2003
2002

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we pay:


o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  brokerage commissions;


o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o  expenses of customer settlements not attributable to sales function.

DISTRIBUTION


Under the Distribution Agreement between AECC and American Express Financial Advisors Inc. (AEFAI), AEFAI receives compensation for the distribution of American Express certificates as follows:

For American Express Cash Reserve Certificate:


o  0.0625% of the initial payment on the issue date of the certificate, and

o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.


For American Express Flexible Savings Certificate:


o  0.08% of the initial payment on the issue date of the certificate, and

o 0.08% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.


For American Express Flexible Savings Certificate paying a special promotional coupon rate described in "Rates for New Purchases" under "About the Certificate," AEFAI waives its distribution fee.

For American Express Installment Certificate:

o Monthly 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

For American Express Market Strategy Certificate:


o 0.90% of the initial investment on the first day of the certificate's term, and


o  0.90% of the certificate's reserve at the beginning of each subsequent term.

For American Express Preferred Investors Certificate:


o  0.165% of the initial payment on the issue date of the certificate, and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

--------------------------------------------------------------------------------
73p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

For American Express Stock Market Certificate:


o 0.90% of the initial investment on the first day of the certificate's term, and

o  0.90% of the certificate's reserve at the beginning of each subsequent term,


for certificates sold through AEFAI but not for certificates sold through Securities America, Inc. (SAI) or American Express Bank International (AEBI).

For certificates paying a special promotional rate AEFAI waives its distribution fee and the selling agents waive their commissions, fees and other compensation, unless a requirement for the special promotional rate is a minimum investment of $100,000. If a special promotional rate is available for American Express Stock Market Certificate, the minimum investment in any American Express Stock Market Certificate purchased will be $100,000.


The distribution fee is not assessed to your certificate account.


Total distribution fees paid to AEFAI for all series of certificates amounted to $________ during the year ended Dec. 31, 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, AECC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, AECC may pay or permit other promotional incentives, in cash or credit or other compensation.


AEFAI pays commissions to its financial advisors. AEFAI pays other selling expenses in connection with services to AECC. Our board of directors, including a majority of directors who are not interested persons of AEFAI or AECC, approved these distribution agreements.

SELLING AGENT

Under the Selling Agent Agreement between AEFAI and American Express Bank International (AEBI), AEBI receives compensation for its services as a selling agent for American Express Stock Market Certificate as follows:


o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.


This fee is not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve. AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.


Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS


American Express Stock Market Certificate may be sold through selling agents, under arrangements with AEFAI at commissions of up to:


o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.


--------------------------------------------------------------------------------
74p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

TRANSFER AGENT


Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.


CONFLICTS OF INTEREST

AECC's activities and its reliance on affiliated service providers to conduct those activities involve a number of conflicts of interest.

Because AECC has the sole discretion to determine the features and terms of the products that it offers, including the rates of return that are paid on those products, AECC has an interest in setting those features and terms in a manner that is most favorable to AECC. These conflicts are mitigated by the fact that AECC's products compete with similar products widely offered by banks and other financial institutions. AECC's pricing philosophy is to offer rates of return that are competitive with those available through other products with similar risk and reward characteristics. AECC also has an incentive to invest its assets to produce the highest possible return. The conflicts inherent in AEFC's investment strategies are mitigated by the regulatory requirements that limit the kind of investments that AEFC can select for AECC, the oversight of AECC's board of directors, a majority of whom are independent of AECC and its affiliates, and AECC's desire to protect its business reputation.

Since the fees for the service providers are not charged directly to investors, conflicts of interest arise that may arise in connection with the provision of other services to AECC by its affiliates are less pronounced. The agreements with each of the service providers are presented to AECC's board of directors each year for renewal. In connection with the annual review, the service providers furnish to the board of directors information concerning comparable fees for the services and the profitability to AECC's affiliates of providing the services. The board's oversight of service provider fees focuses more on assuring that AECC is following sound business practices than the competitiveness of the fees and the quality of the services provided.

AECC's products are sold in the United States through a network of financial advisors who are either employees of or affiliated with AEFAI, AECC's distributor. The financial advisors sell a range of investment products, both proprietary and non-proprietary, including products that may compete with certificates offered by AECC. Differences in the compensation structure associated with the various products that the financial advisors sell tend to create conflicts between the interests of the financial advisors' clients and the interests of the financial advisors themselves. These conflicts are mitigated by regulatory standards that govern the financial advisors' sales practices and AEFAI's oversight of those sales practices.


--------------------------------------------------------------------------------
75p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

DIRECTORS AND OFFICERS

AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $_______ during 2004 to directors not employed by AEFC.


Independent Board Members*


Name,                                Position held with AECC      Principal occupations          Other             Committee
address,                             and length of service        during past five years         directorships     memberships
age
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------

Karen M. Bohn                        Board member since 2002      President and CEO, Galeo       Alerus            Audit
6620 Iroquois Trail                                               Group LLC; Independent         Financial
Edina, MN 55439                                                   business consultant            Corp.,
Born in 1953                                                                                     Ottertail
                                                                                                 Corporation,
                                                                                                 American Express
                                                                                                 Bank, FSB
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Rodney P. Burwell                    Board member since 1999      Chairman, Xerxes Corporation   TCF Financial     Audit, Dividend
7901 Xerxes Avenue South                                          (fiberglass storage tanks)
Suite 201
Bloomington, MN 55431
Born in 1939
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Jean B. Keffeler                     Board member since 1999      Retired business executive                       Audit
P.O. Box 1377
Livingston, MT 59047
Born in 1945
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Thomas R. McBurney                   Board member since 1999      President, McBurney            The Valspar       Audit, Dividend
4900 IDS Center                                                   Management Advisors            Corporation
80 South Eighth Street                                                                           (paints)
Minneapolis, MN 55402
Born in 1938
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------


*    Mr.  Burwell,  Ms. Keffeler and Mr. McBurney also serve as directors of IDS
     Life  Insurance  Company of New York and American  Centurion Life Assurance
     Company which are indirectly controlled by AEFC.


Board Member Affiliated with American Express Certificate Company**


Name,                                Position held with AECC      Principal occupations          Other             Committee
address,                             and length of service        during past five years         directorships     memberships
age
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Paula R. Meyer                       Board member and President   Senior Vice President and                        Dividend,
596 AXP Financial Center             since 1998                   General Manager - Mutual                         Investment
Minneapolis, MN 55474                                             Funds, AEFC, since 2002;
Born in 1954                                                      Vice President and Managing
                                                                  Director - American Express
                                                                  Funds, AEFC, 2000-2002
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------


** Interested person by reason of being an officer, director and/or employee of AEFC.

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76p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Executive Officers


Name,                                Position held with AECC      Principal occupations          Other             Committee
address,                             and length of service        during past five years         directorships     memberships
age
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Paula R. Meyer                       Board member and President   Senior Vice President and                        Dividend,
596 AXP Financial Center             since 1998                   General Manager - Mutual                         Investment
Minneapolis, MN 55474                                             Funds, AEFC, since 2002;
Born in 1954                                                      Vice President and Managing
                                                                  Director - American Express
                                                                  Funds, AEFC, 2000-2002
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Brian J. McGrane                     Vice President and Chief     Vice President - Lead
807 AXP Financial Center             Financial Officer since      Financial Officer - Asset
Minneapolis, MN 55474                2003                         Management Businesses, AEFC,
Born in 1971                                                      since 2003;
                                                                  Vice President - Lead
                                                                  Financial Officer -
                                                                  Institutional and Brokerage,
                                                                  AEFC, 2002-2003;Vice
                                                                  President - Lead Financial
                                                                  Officer - US Brokerage,
                                                                  AEFC, 2001-2002; Director,
                                                                  Financial Standards and
                                                                  Accounting Policy - AEFC,
                                                                  1999-2001
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
David K. Stewart                     Vice President and Chief     Vice President -
802 AXP Financial Center             Accounting Officer since     ___________, AEFC,
Minneapolis, MN 55474                2004                         since 2002; Treasurer -
Born in 1953                                                      Lutheran Brotherhood,
                                                                  1985-2002
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Walter S. Berman                     Treasurer since 2003         Executive Vice President and                     Investment
50115 AXP Financial Center                                        Corporate Treasurer -
Minneapolis, MN 55474                                             American Express
Born in 1942                                                      Company (AMEX) since 2002.
                                                                  Chief Financial Officer -
                                                                  AEFAI since 2001. Various
                                                                  senior financial positions
                                                                  including Treasurer of IBM,
                                                                  at other companies from
                                                                  1996 to 2001
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Lorraine R. Hart                     Vice President -             Vice President - Investments                     Investment
53643 AXP Financial Center           Investments                  Administration Officer,
Minneapolis, MN 55474                                             AEFC, since 2003; Vice
Born in 1951                                                      President - Insurance
                                                                  Investments, AEFC, 1989-2003
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
Michelle M. Keeley                   Vice President -             Senior Vice President -                          Investment
257 AXP Financial Center             Investments                  Fixed Income, AEFC, since
Minneapolis, MN 55474                since 2003                   2002; Managing Director,
Born in 1964                                                      Zurich Global Assets,
                                                                  2000-2002; Managing
                                                                  Director, Zurich Scudder
                                                                  Investments, 1999-2000
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------
H. Bernt von Ohlen                   Vice President, General      Vice President and Group
50607 AXP Financial Center           Counsel, and Secretary       Counsel, AEFC,
Minneapolis, MN 55474                since September 2002         since 2000
Born in 1946
------------------------------------ ---------------------------- ------------------------------ ----------------- ----------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at Dec. 31, 2004 and 2003 and for each of the years in the three-year period ended Dec. 31, 2004. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


--------------------------------------------------------------------------------
77p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Appendix


Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

--------------------------------------------------------------------------------
78p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Annual Financial Information

[to be inserted]

--------------------------------------------------------------------------------
79p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Quick telephone reference

(800) 862-7919     American Express Easy Access Line
                   Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

(800) 862-7919     American Express Client Service Corporation (AECSC)
                   Withdrawals, transfers, inquiries

(800) 846-4852     TTY Service
                   For the hearing impaired

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
Web site address:
http://www.americanexpress.com

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002
                                                                 S-6000 V (4/05)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2002          American Express Special Deposits                     9,792,888.00
2003          American Express Special Deposits                    13,341,309.00
2004          American Express Special Deposits                     8,423,210.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $446,326.20 in 2002, $263,897.87 in 2003 and $226,417.33 in
2004.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10. (a)  Investment   Advisory   and   Services   Agreement   between
                  Registrant and American Express Financial Corporation dated March 6, 2002, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252, is incorporated by reference.

            (b) Depositary and Custodial Agreement dated June 23, 2004, between American Express Certificate Company and American Express Trust Company, is filed electronically herewith.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (f) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (g) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (h) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (i) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (j) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (k) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (l) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (m) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (n) Selling Dealer Agreement dated July 31, 2000 between American Express Financial Advisors Inc., and Securities America Inc. is filed electronically herewith as Exhibit 10(n).

          (o)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (o)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriter, is filed electronically herewith as Exhibit 10(o)(2).

          (p) Letter of Representations, dated August 22, 2000, on behalf of American Express Certificate Company and American Express Client Service Corporation filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

          (q) Transfer Agency Agreement, dated December 2, 2004, between American Express Certificate Company and American Express Client Service Corporation is filed electronically herewith as
                  Exhibit 10(q).

      11. through 22. -- None.

      23. Consent of Independent Auditors' Report to be filed by Amendment.

      24.   (a)   Directors' Power of Attorney dated March 3, 2004, filed
                  electronically on or about April 27, 2004 as Exhibit 24(b) to American Express Flexible Savings Certificate Post-Effective
                  Amendment No. 31 to Registration Statement No. 2-95577 is incorporated by reference.

      25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company to be filed by Amendment.

Item 17. Undertakings.

             Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to
             Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 18, 2005.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on February 18, 2005.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ David K. Stewart                Vice President and Controller
----------------------             (Principal Accounting Officer)
    David K. Stewart

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/                                Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Director
------------------------
    Thomas R. McBurney

/s/ Karen M. Bohn*                 Director
-------------------
    Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney dated March 3, 2004, filed electronically on or about April 27, 2004 as Exhibit 24(b) to American Express Flexible Savings Certificate Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer